Comparison of change in value of $10,000 investment in Dreyfus Premier Limited Term High Income Fund
Class A shares, Class B shares,
Class C shares and Class R shares
with the Merrill Lynch High Yield Master II Index and a Customized Limited Term High Yield Index

EXHIBIT A:


           Dreyfus    Dreyfus     Dreyfus     Dreyfus
           Premier    Premier     Premier     Premier
           Limited    Limited     Limited     Limited
            Term       Term        Term        Term        Merrill    Customized
             High       High        High        High       Lynch       Limited
            Income     Income      Income      Income       Yield       Term
  PERIOD     Fund       Fund       Fund         Fund        Yield       High
           (Class A   (Class B    (Class C    (Class R   Master II      Yield
            shares)    shares)    shares)      shares)     Index *     Index **

  6/2/97    9,549      10,000     10,000       10,000      10,000      10,000
 12/31/97   10,063     10,504     10,497       10,544      10,856      10,632
 12/31/98   10,053     10,441     10,399       10,559      11,176      11,128
 12/31/99   10,253     10,595     10,527       10,795      11,457      11,711
 12/31/00   9,816      10,093     10,005       10,362      10,870      11,581
 12/31/01   9,658      9,880       9,782       10,231      11,357      12,871



* Source: Lipper Inc.
** Source: Bloomberg L.P.


Comparison of change in value of $10,000 investment in Dreyfus Premier Core Value Fund
Class A shares with the
Standard & Poor's 500/BARRA Value Index

EXHIBIT A:

                Dreyfus Premier       Standard &
                Core Value Fund        Poor's 500
    PERIOD         (Class A          /BARRA Value
                    shares)             Index *

   12/31/91          9,426              10,000
   12/31/92          9,806              11,053
   12/31/93         11,424              13,109
   12/31/94         11,464              13,026
   12/31/95         15,541              17,846
   12/31/96         18,872              21,770
   12/31/97         23,630              28,299
   12/31/98         25,296              32,454
   12/31/99         29,669              36,582
   12/31/00         32,994              38,806
   12/31/01         31,660              34,261

* Source: Lipper Inc.


Comparison of change in value of $10,000 investment in Dreyfus Premier Managed Income Fund
Class A Shares and the
Lehman Brothers Aggregate Bond Index

EXHIBIT A:

            Dreyfus Premier
                Managed
              Income Fund      Lehman Brothers
  PERIOD        (Class A        Aggregate
                shares)        Bond Index *

 12/31/91         9,548           10,000
 12/31/92        10,385           10,740
 12/31/93        11,895           11,787
 12/31/94        11,284           11,443
 12/31/95        13,239           13,556
 12/31/96        13,691           14,049
 12/31/97        15,032           15,404
 12/31/98        15,768           16,743
 12/31/99        15,493           16,606
 12/31/00        16,970           18,537
 12/31/01        18,004           20,103


* Source: Lipper Inc.